Exhibit 99.1
Harmonic Announces Second Quarter Results
Significant Improvement in Operating Performance;
Strong New Order Momentum; Important New Product Introductions
SUNNYVALE, Calif.—July 26, 2006— Harmonic Inc. (Nasdaq: HLIT), a leading provider of digital video, broadband optical networking and IP delivery systems, today announced its results for the quarter ended June 30, 2006.
For the second quarter of 2006, the Company reported net sales of $53.3 million, compared to $56.2 million in the previous quarter and $59.8 million in the second quarter of 2005. The lower than anticipated net sales were primarily a result of supply chain constraints on certain product lines and the timing of completion of certain projects underway for international telco customers. These delays are estimated to represent approximately $6 million in net sales.
New order bookings strengthened significantly during the second quarter and the Company continued to expand its customer base worldwide. International sales represented 49% of net sales for the second quarter of 2006, compared to 54% for the previous quarter and 41% in the second quarter of 2005.
During the second quarter of 2006, the Company improved its gross margins and reduced its operating expenses as compared to the first quarter of 2006 and the corresponding period in 2005. Gross margins improved by over five percentage points compared to the previous quarter. This increase was largely due to an increase in the proportion of net sales from video processing and services and more favorable gross margins from the Company’s new products.
The GAAP net loss for the second quarter of 2006 was $2.9 million, or $0.04 per share, compared to a GAAP net loss of $2.5 million, or $0.03 per share, for the same period of 2005. The GAAP net loss for the second quarter of 2006 includes a non-cash charge of $1.5 million for stock-based compensation expense. Prior period GAAP results presented do not include stock-based compensation expense. Excluding these accounting charges for stock-based compensation expense as well as the amortization of intangibles and severance costs, the non-GAAP net loss for the second quarter of 2006 was $0.2 million, or $0.00 per share, compared to a non-GAAP net loss of $2.2 million, or $0.03 per share, for the same period of 2005. The severance costs of approximately $1.0 million in the second quarter of 2006 related to changes in the Company’s senior management, implemented following the appointment of Patrick Harshman as President and Chief Executive Officer in May.
The Company had positive cash flow in the second quarter of 2006. As of June 30, 2006, cash, cash equivalents and short-term investments totaled $113.5 million, an increase of approximately $5 million from March 31, 2006.
“While our second quarter revenue was lower than expected due mainly to supply chain constraints, we saw bookings strengthen as the quarter progressed,” said Patrick Harshman, President and Chief Executive Officer. “We continue to extend our leadership in the IPTV market with a number of new customer wins and introduced important new products and solutions, including today’s announcement of our next-generation high-definition MPEG-4 AVC encoder. As we move into the third quarter, we see strong momentum in our business. In the second half of 2006, we continue to expect significant growth from the first half of the year.”
“We are also very encouraged by the improvements in our operating performance, driven principally by improved product mix and customer adoption of our new higher-margin products. In addition to the recent streamlining of our senior management team, we continue to aggressively pursue further cost reductions and improvements in operating efficiencies while maintaining our core competitive strengths. We are currently executing on a plan to make more efficient use of our facilities, leading to significant future reductions in occupancy expenses. We believe that continuing improvements in our operating performance coupled with our deep customer relationships, outstanding technologies and a strong balance sheet put Harmonic in an increasingly strong strategic position to capitalize on the emerging opportunities in video delivery.”
Business Outlook
For the second half of 2006, the Company anticipates net sales in the range of $130 to $140 million, with a GAAP loss in the second half and for the full year, in part due to an anticipated restructuring charge for excess facilities that the Company expects to incur in connection with its plan to make more efficient use of its facilities. On a non-GAAP basis, the Company anticipates a return to profitability in both quarters of the second half and for the full year, excluding the impact of stock-based compensation expense, amortization of intangibles and charges for restructuring costs.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.617.597.5346 (participant code 61930883). The replay will be available after 5:00 p.m. Pacific at the same website address or by calling +1-617-801-6888 (participant code 88484218 ).
About Harmonic Inc.
Harmonic Inc. is a leading provider of digital video, broadband optical networking and IP delivery systems to cable, satellite, telecom and broadcast network operators. Harmonic’s open standards-based solutions for the headend through the last mile enable customers to develop new revenue sources and a competitive advantage by offering powerful interactive video, voice and data services such as video-on-demand, high definition digital television, telephony and Internet access.
Harmonic (Nasdaq: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. For more information, visit www.Harmonicinc.com.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to our estimates of the amount of net sales that were delayed by supply chain constraints on certain product lines and the timing of completion of certain projects underway for our international telco customers; our beliefs regarding momentum in our business as we move into the third quarter; our expectation that we will experience significant growth in the second half of 2006 from the first half of the year; our plans and expectations regarding further cost reductions and improvements in operating efficiencies, including our plan to make more efficient use of our facilities; our expectation that we will incur a charge for excess facilities costs; our expectation that we will have significant future reductions in occupancy expenses; our belief that continuing improvements in our operating performance coupled with our deep customer relationships, outstanding technologies and a strong balance sheet put us in an increasingly strong strategic position to capitalize on the emerging opportunities in video delivery; and our expectations regarding our sales for the second half of 2006 and our GAAP and non-GAAP results for the third quarter and remainder of the year. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include supply chain constraints with certain of our suppliers, difficulties in executing on our plan to improve our operating efficiencies, delays or decreases in capital spending in the cable, satellite and telco industries, customer concentration and consolidation, general economic conditions, market acceptance of new or existing Harmonic products, losses of one or more key customers, risks associated with Harmonic’s international operations, inventory management problems, the effect of competition, difficulties associated with rapid technological changes in Harmonic’s markets, the need to introduce new and enhanced products, and risks associated with a cyclical and unpredictable sales cycle. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our Annual Report filed on Form 10-K and Form 10-K/A for the year ended December 31, 2005, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.
Editor’s Note: Product and company names used here are trademarks or registered trademarks of their respective companies.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2006	December 31, 2005
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$49,970	$37,818
Short-term investments	63,564	73,010
Accounts receivable, net	35,493	43,433
Inventories	30,961	38,552
Prepaid expenses and other current assets	11,932	8,335

Total current assets	191,920	201,148

Property and equipment, net	15,431	17,040

Intangibles and other assets	7,322	8,109

	$214,673	$226,297

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$693	$812
Accounts payable	16,249	19,378
Income taxes payable	6,856	6,480
Deferred revenue	16,518	18,932
Accrued liabilities	37,281	37,438

Total current liabilities	77,597	83,040

Long-term debt, less current portion	161	460
Accrued excess facilities costs	16,536	18,357
Other non-current liabilities	9,937	11,458

Total liabilities	104,231	113,315

Stockholders’ equity:
Common stock	2,053,478	2,048,164
Accumulated deficit	(1,942,766)	(1,934,715)
Accumulated other comprehensive loss	(270)	(467)

Total stockholders’ equity	110,442	112,982

	$214,673	$226,297

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006	July 1, 2005	June 30, 2006	July 1, 2005
Net sales	$53,270	$59,762	$109,491	$132,678

Cost of sales	31,664	36,365	68,005	82,233

Gross profit	21,606	23,397	41,486	50,445

Operating expenses:
Research and development	9,585	9,519	19,533	18,977
Selling, general and administrative	15,979	16,611	31,692	31,937
Amortization of intangibles	43	165	135	1,123

Total operating expenses	25,607	26,295	51,360	52,037

Loss from operations	(4,001)	(2,898)	(9,874)	(1,592)

Interest and other income, net	1,303	332	2,203	804

Loss before income taxes	(2,698)	(2,566)	(7,671)	(788)

Provision for (benefit from) income taxes	205	(36)	380	36

Net loss	$(2,903)	$(2,530)	$(8,051)	$(824)

Net loss per share
Basic	$(0.04)	$(0.03)	$(0.11)	$(0.01)

Diluted	$(0.04)	$(0.03)	$(0.11)	$(0.01)

Shares used to compute net loss per share:
Basic	74,167	73,112	74,134	72,976

Diluted	74,167	73,112	74,134	72,976

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30, 2006	July 1, 2005
Cash flows from operating activities:
Net loss	$(8,050)	$(824)
Adjustments to reconcile net loss to cash provided by operating activities:
Amortization of intangibles	458	2,065
Depreciation	3,993	4,033
Stock-based compensation	3,131	8
Loss on disposal of fixed assets	20	13
Deferred income taxes	—	(136)
Changes in assets and liabilities:
Accounts receivable	7,630	16,875
Inventories	7,564	514
Prepaid expenses and other assets	(3,731)	1,705
Accounts payable	(3,129)	(9,139)
Deferred revenue	(3,248)	4,144
Income taxes payable	319	(583)
Accrued excess facilities costs	(2,335)	(2,372)
Accrued and other liabilities	697	(15,516)

Net cash provided by operating activities	3,318	787

Cash flows from investing activities:
Purchases of investments	(39,431)	(30,388)
Proceeds from sale of investments	49,024	27,950
Acquisition of property and equipment, net	(2,404)	(2,929)
Acquisition of BTL, net of cash acquired	—	(5,955)

Net cash provided by (used in) investing activities	7,189	(11,322)

Cash flows from financing activities:
Repayments under bank line and term loan	(418)	(662)
Repayments of capital lease obligations	(41)	(50)
Proceeds from issuance of common stock, net	2,145	6,106

Net cash provided by financing activities	1,686	5,394

Effect of exchange rate changes on cash and cash equivalents	(41)	277

Net increase (decrease) in cash and cash equivalents	12,152	(4,864)
Cash and cash equivalents at beginning of period	37,818	26,603

Cash and cash equivalents at end of period	$49,970	$21,739

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, which typically are non-cash nature or affect the period-to-period comparability of results, are not useful in managing its operations and business. Historically, the Company has publicly presented supplemental non-GAAP measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP measures used by management are gross margins, operating expenses, net income (loss) and net income (loss) per share. The presentation of non-GAAP information is subject to material limitations, is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of non-GAAP measures to GAAP is included with the financial statements contained in this press release. These adjustments for the periods presented, and the basis for excluding them, are:
•	Restructuring Activities
–	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses due to a recent reorganization of its senior management following the appointment of its new President and Chief Executive Officer in May. The Company excludes costs of this nature in evaluating its ongoing operational performance as they affect the comparability of results. We believe that these costs do not reflect expected future operating expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
–	Stock-Based Compensation Expense

Harmonic has incurred stock-based compensation expense as required under FAS 123R for fiscal year 2006 and under APB 25 for prior comparative periods. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in planning and managing its operations. Furthermore, because of varying available valuation methodologies, subjective assumptions and the variety of stock-based compensation arrangements, we believe that the exclusion of stock-based compensation expense allows for more accurate comparisons to competitors and peer group companies.

–	Amortization of Intangibles

The Company has incurred amortization of intangibles, included in gross margins and operating expenses in its GAAP financial statements, related to acquisitions the Company has made. Management excludes these items when it evaluates its operating performance. The Company believes that eliminating this expense from its non-GAAP measures is useful to investors as a measurement when comparing historical and prospective results and comparing such results to competitors and peer group companies because it more clearly describes the Company’s operating performance, since the amortization of intangibles will vary if and when the Company makes additional acquisitions.

Harmonic Inc.
Non-GAAP to GAAP Income (Loss) Reconciliation
(Unaudited)

	Three Months Ended June 30, 2006			Three Months Ended July 1, 2005
		Operating			Operating
(In thousands)	Gross Margin	Expense	Net Income (loss)	Gross Margin	Expense	Net Income (loss)
Non-GAAP	$22,339	$23,668	$(231)	$23,568	$26,130	$(2,194)

Cost of sales related to severance costs	(300)		(300)
Cost sales related to stock-based compensation expense	(268)		(268)
Research and development expense related to severance costs		12	(12)
Research and development expense related to stock-based compensation expense		451	(451)
Selling, general and administrative expense related to severance costs		650	(650)
Selling, general and administrative expense related to stock-based compensation expense		783	(783)
Amortization of intangibles from acquisitions	(165)	43	(208)	(171)	165	(336)

GAAP	$21,606	$25,607	$(2,903)	$23,397	$26,295	$(2,530)

Non-GAAP loss per share			$(0.00)			$(0.03)

GAAP loss per share			$(0.04)			$(0.03)

Shares used in per-share calculation — basic			74,167			73,112

Shares used in per-share calculation — diluted			74,167			73,112

	Six Months Ended June 30, 2006			Six Months Ended July 1, 2005
		Operating			Operating
(In thousands)	Gross Margin	Expense	Net Income (loss)	Gross Margin	Expense	Net Income (loss)
Non-GAAP	$42,651	$47,977	$(3,503)	$51,387	$50,914	$1,241

Cost of sales related to severance costs	(300)		(300)
Cost of sales related to stock-based compensation expense	(542)		(542)
Research and development expense related to severance costs		12	(12)
Research and development expense related to stock-based compensation expense		973	(973)
Selling, general and administrative expense related to severance costs		650	(650)
Selling, general and administrative expense related to stock-based compensation expense		1,613	(1,613)
Amortization of intangibles from acquisitions	(323)	135	(458)	(942)	1,123	(2,065)

GAAP	$41,486	$51,360	$(8,051)	$50,445	$52,037	$(824)

Non-GAAP income (loss) per share			$(0.05)			$0.02

GAAP loss per share			$(0.11)			$(0.01)

Shares used in per-share calculation — basic			74,134			72,976

Shares used in per-share calculation — diluted			74,134			74,058